As filed with the Securities and Exchange Commission on February 29, 2024 Registration No. 333-
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

MAXEON SOLAR TECHNOLOGIES, LTD.
(Exact Name of registrant as specified in its charter)

Singapore (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

8 Marina Boulevard #05-02
Marina Bay Financial Centre
018981, Singapore
(Address of registrant’s principal executive offices, including zip code)

2020 Omnibus Incentive Plan
(Full title of the Plan)

Corporation Service Company
1180 Avenue of the Americas, Suite 210
New York, New York 11036-8401
(800) 927-9800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Era Anagnosti, Esq.
DLA Piper US LLP
500 8th Street, N.W.
Washington, DC 20004
(202) 799-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Maxeon Solar Technologies, Ltd. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an aggregate of 6,665,992 additional shares of the Registrant’s ordinary shares, no par value (“Ordinary Shares”), issuable under the Registrant’s 2020 Omnibus Incentive Plan, as amended (the “Omnibus Plan”). The number of ordinary shares available for issuance under the Omnibus Plan is subject to an automatic annual increase (the “evergreen provision”) by an amount equal to the lesser of (i) 3% of the outstanding shares of all classes of the Company on the last day of the immediately preceding year, or (ii) such number of shares determined by the board of directors of the Registrant (the “Board”). Effective on January 4, 2021, January 3, 2022, January 2, 2023, and January 1, 2024, as a result of the application of the evergreen provision, the number of Ordinary Shares reserved and authorized for issuance under the Omnibus Plan was increased, resulting in an aggregate increase of 5,317,014 of the Registrant’s Ordinary Shares. This Registration Statement also registers an additional 1,348,978 Ordinary Shares which will be available and authorized for issuance under the Omnibus Plan.

On February 28, 2024, the Compensation Committee of the Board, through delegated authority, approved an amendment to the Omnibus Plan (the “Amended and Restated Plan”) to amend the total number of Ordinary Shares available for issuance under the Omnibus Plan as described above. The Amended and Restated Plan has been filed as an exhibit to this Registration Statement.

Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statements on Form S-8 filed with the Commission on August 6, 2020 (File No. 333-241709) to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
The following documents are incorporated in this Registration Statement by reference:

(1)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended January 1, 2023 filed with the Commission on March 7, 2023 (the “Annual Report”)
(2)	The Registrant’s Reports of Foreign Private Issuer on Form 6-K furnished to the Commission as follows: our Reports on Form 6-K furnished to the Commission on January 4, 2023, January 5, 2023, January 19, 2023 (Film Number 23537447), January 19, 2023 (Film Number 23537429), March 7, 2023 (Film Number 23712545), March 7, 2023 (Film Number 23712545), March 15, 2023, May 10, 2023 (Film Number 23906328), May 11, 2023, May 16, 2023 (Film Number 23928773), May 16, 2023 (Film Number 23927424), May 17, 2023, May 19, 2023, June 8, 2023, August 4, 2023, August 10, 2023 (Film Number 231159376), August 10, 2023 (Film Number 231159332), August 10, 2023 (Film Number 231159386), August 30, 2023, September 20, 2023; October 6, 2023 (Film Number 231314584), October 6, 2023 (Film Number 231312557), October 10, 2023, November 2, 2023, November 14, 2023, November 15, 2023, November 21, 2023, December 5, 2023, and January 5, 2024, with respect to the information specifically identified in each of the Form 6-Ks listed herein, as being incorporated by reference in the Form S-8 filed with the Commission on August 6, 2020 (File No. 333-241709)
(3)	The Description of Securities Registered Under Section 12 of the Securities Exchange Act of 1934, as amended, contained in Exhibit 2.7 to the Annual Report

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all reports on Form 6-K subsequently furnished by the Registrant which state that they are incorporated by reference herein, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing or furnishing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.    EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Constitution of Maxeon Solar Technologies, Ltd. (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Form 6-K (File No. 001-39368) filed with the SEC on August 27, 2020.

4.2	Maxeon Solar Technologies, Ltd. Amended and Restated 2020 Omnibus Incentive Plan

5.1	Opinion of Rajah & Tann Singapore LLP

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Rajah & Tann Singapore LLP (included as part of the opinion filed as Exhibit 5.1 hereto and incorporated herein by reference).

24.1	Power of Attorney (contained on signature page hereto)

107	Filing Fee Table

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, Country of the United States of America, on the 29 of February, 2024.

MAXEON SOLAR TECHNOLOGIES, LTD.

By:	/s/ Kai Strohbecke
Name:	Kai Strohbecke
Title:	Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints William Mulligan, Kai Strohbecke, and Lindsey Wiedmann, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on the date set forth, and in the capacities indicated, below.

Name	Position	Date
/s/ William Mulligan	Chief Executive Officer and Director (Principal Executive Officer)	February 29, 2024
William Mulligan
/s/ Kai Strohbecke	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 29, 2024
Kai Strohbecke

/s/ Kris Sennesael	Director	February 29, 2024
Kris Sennesael

/s/ Donald Covin	Director	February 29, 2024
Donald Covin

/s/ Steve Leonard	Director	February 29, 2024
Steve Leonard

/s/ David Li	Director	February 29, 2024
David Li

/s/ Alban d’Hautefeuille	Director	February 29, 2024
Alban d’Hautefeuille

/s/ Nikita Taldykin	Director	February 29, 2024
Nikita Taldykin

/s/ Shen Haoping	Director	February 29, 2024
Shen Haoping

/s/ Sean Wang	Director	February 29, 2024
Sean Wang

/s/ Xu Luo Luo	Director	February 29, 2024
Xu Luo Luo